UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2014

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 2, 2014, Cheniere Energy, Inc. (the “Company”) provided notice that it has decided to postpone the 2014 Annual Meeting of Stockholders of the Company, scheduled to be held at 9:00 a.m., Central Daylight Time, on Thursday, June 12, 2014, in light of a complaint that has been filed in the Delaware Court of Chancery of the State of Delaware styled Jones v. Souki, et al., C.A. No. 9710-VCL (Del. Ch.) and plaintiff’s request to expedite proceedings before the June 12th Annual Meeting. The 2014 Annual Meeting will now take place on Thursday, September 11, 2014. A formal notice setting forth the exact location and time of the rescheduled meeting will be mailed to stockholders in due course. A copy of the complaint is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference

The information included in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference to this Item 7.01 in such a filing.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

Exhibit Number	Description

99.1	Complaint in Jones v. Souki, et al., C.A. No. 9710-VCL (Del. Ch.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: June 2, 2014	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Complaint in Jones v. Souki, et al., C.A. No. 9710-VCL (Del. Ch.).